Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
JPMORGAN CHASE & CO.                        13-3224016       61,402,658
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       55,753,007
WELLS FARGO BANK                            41-0449260       67,185,411
CITIGROUP INC.                              52-1568099       41,451,426
BNP PARIBAS SECURITIES CORP.                13-3235334       46,546,489
DEUTSCHE BANK SECURITIES, INC.              13-2730328       32,261,281
BARCLAYS CAPITAL INC.                       05-0346412       17,781,277
MORGAN STANLEY CO INCORPORATED              13-2665598        9,670,140
BANK OF AMERICA SECURITIES LLC              56-2058405        5,368,772
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        4,415,061






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
JPMORGAN CHASE & CO.                        13-3224016       15,805,958
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       13,528,921
WELLS FARGO BANK                            41-0449260        1,458,646
CITIGROUP INC.                              52-1568099        6,540,762
BNP PARIBAS SECURITIES CORP.                13-3235334          911,543
DEUTSCHE BANK SECURITIES, INC.              13-2730328       10,777,987
BARCLAYS CAPITAL INC.                       05-0346412        8,191,737
MORGAN STANLEY CO INCORPORATED              13-2665598        8,977,125
BANK OF AMERICA SECURITIES LLC              56-2058405        5,485,785
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        2,483,643




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    350,265,670 D. Total Sales: 77,500,138

                               SCREEN NUMBER : 12